Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Person (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.001 per share, of Fuling Global Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 26, 2020.

Date: June 26, 2020

Guilan Jiang		/s/ Guilan Jiang

Silver Trillion Investments Limited	By:	/s/ Guilan Jiang
Name: Guilan Jiang
Title: Director

Sujuan Zhu		/s/ Sujuan Zhu

Celestial Sun Holdings Limited	By:	/s/ Sujuan Zhu
Name: Sujuan Zhu
Title: Director

Qian (Eugene) Hu		/s/ Qian (Eugene) Hu

Zheng Hui Investments Limited	By:	/s/ Qian (Eugene) Hu
Name: Qian (Eugene) Hu
Title: Director

Xinzhong Wang		/s/ Xinzhong Wang

Charm Grow Holdings Limited	By:	/s/ Xinzhong Wang
Name: Xinzhong Wang
Title: Director

Jinxue Jiang		/s/ Jinxue Jiang

Tengyu International Limited	By:	/s/ Jinxue Jiang
Name: Jinxue Jiang
Title: Director